                                                                 Exhibit 4(b)2

                                                     Executed in 7 Counterparts
                                                          of which this is
                                                         Counterpart No. 3




                     SUPERIOR WATER, LIGHT AND POWER COMPANY

                                       TO

                                  CHEMICAL BANK

                                       and

                                   PETER MORSE


                     As Trustees Under Superior Water, Light
                 and Power Company's Mortgage and Deed of Trust,
                            Dated as of March 1, 1943




                          ----------------------------
                         SEVENTH SUPPLEMENTAL INDENTURE
                          ----------------------------





                          Dated as of November 1, 1994

                         SEVENTH SUPPLEMENTAL INDENTURE

         INDENTURE, dated as of the 1st day of November, 1994, made and entered into by and between SUPERIOR WATER, LIGHT AND POWER COMPANY, a corporation of the State of Wisconsin, whose post office address is 1230 Tower Avenue, Superior, Wisconsin 54880 (hereinafter sometimes called the Company), party of the first part, and CHEMICAL BANK (successor to Chemical Bank & Trust Company), a corporation of the State of New York, whose principal corporate trust office at the date hereof is 450 West 33rd Street, New York, New York 10001 (hereinafter called the Corporate Trustee) , and PETER MORSE (successor to Howard B. Smith, Russell H. Sherman, Richard G. Pintard, Steven F. Lasher, and
C. G. Martens), whose post office address is 84-26 115th Street, Richmond Hill, New York 11418 (hereinafter sometimes called the Co-Trustee), parties of the second part (the Corporate Trustee and the Co-Trustee being hereinafter together sometimes called the Trustees) , as Trustees under the Mortgage and Deed of Trust dated as of March 1, 1943 (hereinafter called the Mortgage), which Mortgage was executed and delivered by Superior Water, Light and Power Company to secure the payment of bonds issued or to be issued under and in accordance with the provisions of the Mortgage, reference to which Mortgage is hereby made, this Indenture (hereinafter sometimes called the Seventh Supplemental Indenture) being supplemental thereto;

         WHEREAS, said Mortgage was recorded in the office of the Register of Deeds in and for Douglas County, Wisconsin, on May 3, 1943, in Volume 191 of Mortgages at page 1, Document No. 362844; and

         WHEREAS, an instrument dated as of September 15, 1949, was executed by the Company appointing Russell H. Sherman as Co-Trustee in succession to said Howard B. Smith, resigned, under said Mortgage and by Russell H. Sherman accepting the appointment as Co-Trustee under said Mortgage in succession to the said Howard B. Smith, which instrument was recorded in the office of the Register of Deeds in and for Douglas County, Wisconsin, on October 8, 1949, in Volume 196 of Mortgages at page 510, Document No. 398649; and

         WHEREAS, by the Mortgage, the Company covenanted that it would execute and deliver such supplemental indenture or indentures and such further instruments and do such further acts as might be necessary or proper to carry out more effectively the purposes of the Mortgage and to make subject to the lien of the Mortgage any property acquired after the date of the execution of the Mortgage and intended to be subject to the lien thereof; and

         WHEREAS, the Company executed and delivered to the Trustees its First Supplemental Indenture, dated as of March 1, 1951 (hereinafter called its First Supplemental Indenture), which was recorded in the office of the Register of Deeds in and for Douglas

County, Wisconsin, on March 30, 1951, in Volume 205 of Mortgages at page 73, Document No. 405297; and

         WHEREAS, an instrument dated as of May 16, 1961, was executed by the Company appointing Richard G. Pintard as Co-Trustee in succession to said
Russell H. Sherman, resigned, under said Mortgage and by Richard G. Pintard accepting the appointment as Co-Trustee under said Mortgage in succession to said Russell H. Sherman, which instrument was recorded in the office of the Register of Deeds in and for Douglas County, Wisconsin, on May 31, 1961, in Volume 256 of Mortgages at page 423, Document No. 453857; and

         WHEREAS, the Company executed and delivered to the Trustees its Second Supplemental Indenture, dated as of March 1, 1962 (hereinafter called its Second Supplemental Indenture), which was recorded in the office of the Register of Deeds in and for Douglas County, Wisconsin, on March 26, 1962, in Volume 261 of Mortgages at page 81, Document No. 457662; and

         WHEREAS, an instrument dated as of June 23, 1976, was executed by the Company appointing Steven F. Lasher as Co-Trustee in succession to said Richard
G. Pintard, resigned, under said Mortgage and by Steven F. Lasher accepting the appointment as Co-Trustee under said Mortgage in succession to said Richard G. Pintard, which instrument was recorded in the office of the Register of Deeds in and for Douglas County, Wisconsin, on July 16, 1976, in Volume 353 of Records at page 274, Document No. 532495; and

         WHEREAS, the Company executed and delivered to the Trustees its Third Supplemental Indenture, dated as of July 1, 1976 (hereinafter called its Third Supplemental Indenture), which was recorded in the office of the Register of Deeds in and for Douglas County, Wisconsin, on October 1, 1976, in Volume 355 of Records at page 683, Document No. 534332; and

         WHEREAS, an instrument dated as of December 30, 1977, was executed by the Company appointing C. G. Martens as Co-Trustee in succession to said Steven
F. Lasher, resigned, under said Mortgage and by C. G. Martens accepting the appointment as Co-Trustee under said Mortgage in succession to said Steven F. Lasher, which instrument was recorded in the office of the Register of Deeds in and for Douglas County, Wisconsin, on February 13, 1985, in Volume 436 of Records at page 264, Document No. 589308; and

         WHEREAS, the Company executed and delivered to the Trustees its Fourth Supplemental Indenture, dated as of March 1, 1985 (hereinafter called its Fourth Supplemental Indenture), which was recorded in the office of the Register of Deeds in and for Douglas County, Wisconsin, on March 19, 1985, in Volume 436 of Records at page 910, Document No. 589776; and

         WHEREAS, an instrument dated as of October 26, 1992, was executed by the Company appointing Peter Morse as Co-Trustee in succession to said C. G. Martens, resigned, under said Mortgage and by Peter Morse accepting the appointment as Co-Trustee under said mortgage in succession to said C. G. Martens, which instrument was recorded in the office of the Register of Deeds in and for Douglas County, Wisconsin, on November 13, 1992, in Volume 539 of Records at page 9, Document No. 649056; and

         WHEREAS, the Company executed and delivered to the Trustees its Fifth Supplemental Indenture, dated as of December 1, 1992 (hereinafter called its Fifth Supplemental Indenture) , which was recorded in the office of the Register of Deeds in and for Douglas County, Wisconsin, on December 28, 1992, in Volume 541 of Records at page 229, Document No. 650104; and

         WHEREAS, the Company executed and delivered to the Trustees its Sixth Supplemental Indenture, dated as of March 24, 1994 (hereinafter called its Sixth Supplemental Indenture), which was recorded in the office of the Register of Deeds in and for Douglas County, Wisconsin, on March 29, 1994, in Volume 568 of Records at page 757, Document No. 662228; and

         WHEREAS, in addition to the property described in the Mortgage, as heretofore supplemented, the Company has acquired certain other property, rights and interests in property; and

         WHEREAS, the Company has heretofore issued, in accordance with the provisions of the Mortgage, bonds of a series entitled and designated First Mortgage Bonds, 3 3/8% Series due 1973 (hereinafter called the bonds of the First Series), in the aggregate principal amount of Two Million Five Hundred Thousand Dollars ($2,500,000), none of which bonds of the First Series are now Outstanding; bonds of a series entitled and designated First Mortgage Bonds, 3 1/10% Series due 1981 (hereinafter called the bonds of the Second Series), in the aggregate principal amount of Five Million Dollars ($5,000,000), none of which bonds of the Second Series are now Outstanding; bonds of a series entitled and designated First Mortgage Bonds, 5% Series due 1992 (hereinafter called the bonds of the Third Series), in the aggregate principal amount of Two Million Seven Hundred Thousand Dollars ($2,700,000), none of which bonds of the Third Series are now Outstanding; bonds of a series entitled and designated First Mortgage Bonds, 9 5/8% Series due 2001 (hereinafter called the bonds of the Fourth Series) , the interest rate of which bonds were modified to 6.10% by the Sixth Supplemental Indenture, in the aggregate principal amount of Three Million Dollars ($3,000,000), of which One Million, Fifty Thousand Dollars ($1,050,000) aggregate principal amount is now Outstanding; bonds of a series entitled and designated First Mortgage Bonds, 12 1/2% Series due 1992 (hereinafter called the bonds of the Fifth Series), in the aggregate principal amount of Three Million Five Hundred Thousand Dollars ($3,500,000), none of which bonds of the Fifth Series are now Outstanding; and bonds of a series entitled and designated First Mortgage Bonds, 7.91% Series due 2013 (hereinafter called the bonds of the Sixth Series) , in the aggregate principal amount of Five Million Dollars ($5, 000, 000) , of which Four Million, Seven Hundred Fifty Thousand Dollars ($4,750,000) aggregate principal amount is now Outstanding; and

         WHEREAS, Sections 101 and 102 of the Mortgage provide, among other things, that the holders of a majority in principal amount of the bonds then Outstanding may remove and replace any Trustee, and such bondholders, at the request of the Company, wish to replace the Trustees with a Trustee with its principal office and place of business located outside of the borough of Manhattan in the city of New York; and

         WHEREAS, Section 35 of the Mortgage provides, among other things, that the Corporate Trustee shall have its principal office and place of business located within the borough of Manhattan in the city of New York; and

         WHEREAS, the Company now desires to modify the Mortgage to remove the restrictions on the location of the principal office of the Corporate Trustee, and to modify other provisions of the Mortgage related to the location of the Trustee's principal office; and

         WHEREAS, the execution and delivery by the Company of this Seventh Supplemental Indenture, and the modifications of the Mortgage hereinafter referred to, have been duly authorized by the Board of Directors of the Company by appropriate resolutions of said Board of Directors;

         WHEREAS, the amendments to the Mortgage contained in this Seventh Supplemental Indenture have been duly approved by the holders of one hundred per centum (100%) in principal amount of the bonds outstanding and entitled to vote thereon.

         NOW, THEREFORE, THIS INDENTURE WITNESSETH: That Superior Water, Light and Power Company, in consideration of the premises and of One Dollar ($l) to it duly paid by the Trustees at or before the ensealing and delivery of these presents, the receipt whereof is hereby acknowledged, and in further evidence of assurance of the estate, title and rights of the Trustees and in order further to secure the payment both of the principal of and interest and premium, if any, on the bonds from time to time issued under the Mortgage, according to their tenor and effect, and the performance of all the provisions of the Mortgage (including any instruments supplemental thereto and any modification made as in the Mortgage provided) and of said bonds, hereby grants, bargains, sells, releases, conveys, assigns, transfers, mortgages, pledges, sets over and confirms (subject, however, to Excepted Encumbrances as defined in Section 6 of the Mortgage) unto Peter Morse and (to the extent of its legal capacity to hold the same for the Purposes ,hereof) to Chemical Bank, as Trustees under the Mortgage, and to their successor or successors in said trust, and to said Trustees and their successors and assigns forever, all and singular the permits, franchises, rights, privileges, grants and property, real, personal and mixed, now owned or which may be hereafter acquired by the Company (except any of the character herein or in the Mortgage expressly excepted), including (but not limited to) its electric light and power works, gas works, water works, buildings, structures, machinery, equipment, mains, pipes, lines, poles, wires, easements, rights of way, permits, franchises, rights, privileges, grants and all property of every kind and description, situated in the City of Superior, Douglas County, Wisconsin, or elsewhere in Douglas County, Wisconsin, in Washburn County, Wisconsin, or in any other place or places, now owned by the Company, or that may be hereafter acquired by it, including, but not limited to, the following described properties of the Company--that is to say:

         All property, real, personal and mixed, acquired by the Company after the date of the execution and delivery of the Mortgage (except any herein or in the Mortgage, as heretofore supplemented, expressly excepted) , now owned or hereafter acquired by the Company and wheresoever situated, including (without in any way limiting or impairing by the enumeration of the same the scope and intent of the foregoing or of any general description contained in this Seventh Supplemental Indenture) all lands, power sites, flowage rights, water rights, water franchises, water locations, water appropriations, ditches, flumes, reservoirs, reservoir sites, canals, raceways, dams, dam sites, aqueducts, and all other rights or means for appropriating, conveying, storing and supplying water; all rights of way and roads; all plants, works, reservoirs and tanks for the pumping and purification of water; all water works; all plants for the generation of electricity by water, steam and/or other power; all power houses, gas plants, street lighting systems, standards and other equipment incidental thereto, telephone, radio and television systems, air-conditioning systems and equipment incidental thereto, water systems, steam heat and hot water plants, substations, lines, service and supply systems, bridges, culverts, tracks, street and interurban railway systems, offices, buildings and other structures and the equipment thereof; all machinery, engines, boilers, dynamos, water, electric, gas and other machines, regulators, meters, transformers, generators, motors, water, electrical, gas and mechanical appliances, conduits, cables, water, steam, heat, gas or other mains and pipes, service pipes, fittings, valves and connections, pole and transmission lines, wires, cables, tools, implements, apparatus, furniture, chattels and choses in action; all municipal and other franchises, consents or permits; all lines for the transmission and distribution of water, electric current, gas, steam heat or hot water for any purpose, including towers, poles, wires, cables, pipes, conduits, ducts and all apparatus for use in connection therewith; all real estate, lands, easements, servitudes, licenses, permits, franchises, privileges, rights of way and other rights in or relating to real estate or the occupancy of the same and (except as herein or in the Mortgage, as heretofore supplemented, expressly excepted) all the right, title and interest of the Company in and to all other property of any kind or nature appertaining to and/or used and/or occupied and/or enjoyed in connection with any property herein before or in the Mortgage, as heretofore supplemented, described.

         Together with all and singular the tenements, hereditaments and appurtenances belonging or in any way appertaining to the aforesaid property or any part thereof, with the reversion and reversions, remainder and remainders and (subject to the provisions of Section 57 of the Mortgage) the tolls, rents, revenues, issues, earnings, income, product and profits thereof, and all the estate, right, title and interest and claim whatsoever, at law as well as in equity, which the Company now has or may hereafter acquire in and to the aforesaid property and franchises and every part and parcel thereof.

         It is hereby agreed by the Company that all the property, rights and franchises acquired by the Company after the date hereof (except any herein or in the Mortgage, as heretofore supplemented, expressly excepted) shall be and are as fully granted and conveyed hereby and as fully embraced within the lien of the Mortgage as if such property, rights and franchises were now owned by the Company and were specifically described herein and conveyed hereby.

         Provided that the following are not and are not intended to be now or hereafter granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, pledged, set over or confirmed hereunder and are hereby expressly excepted from the lien and operation of the Mortgage, via: (1) cash, shares of stock, bonds, notes and other obligations and other securities not hereafter specifically pledged, paid, deposited, delivered or held under the Mortgage or covenanted so to be; (2) merchandise, equipment, materials or supplies held for the purpose of sale in the usual course of business and fuel, oil and similar materials and supplies consumable in the operation of any properties of the Company; rolling stock, buses, motor coaches, automobiles and other vehicles;
(3) bills, notes and accounts receivable, and all contracts, leases and operating agreements not specifically pledged under the Mortgage or covenanted so to be; the last day of the term of any lease or leasehold which may heretofore have or hereafter may become subject to the lien of the Mortgage; (4) water, electric energy, gas, ice and other materials or products pumped, stored, generated, manufactured, produced or purchased by the Company for sale, distribution or use in the ordinary course of its business; (5) the Company's franchise to be a corporation; and (6) all permits, franchises, rights, privileges, grants and property in the state of Minnesota now owned or hereafter acquired unless such permits, franchises, rights, privileges, grants and property in the state of Minnesota shall have been subjected to the lien of the Mortgage by an indenture or indentures supplemental to the Mortgage, pursuant to authorization of the Board of Directors of the Company, whereupon all the permits, franchises, rights, privileges, grants and property then owned or thereafter acquired the Company in the state of Minnesota (except property of the character expressly excepted from the lien of the Mortgage in clauses (1) to (5) above, inclusive), shall become and be subject to the lien of the Mortgage as part of the Mortgaged and Pledged property and may be released, funded and otherwise dealt with on the same terms and subject to the same conditions and restrictions as though not theretofore excepted from the lien of the Mortgage; provided, however, that the property and rights expressly excepted from the lien and operation of the Mortgage in the above subdivisions (2) and (3) shall (to the extent permitted by law) cease to be so excepted in the event and as of the date that either or both of the Trustees or a receiver or trustee shall enter upon and take possession of the Mortgaged and Pledged Property in the manner provided in Article XIII of the Mortgage by reason of the occurrence of a Default as defined in Section 65 of the Mortgage.

         To have and to hold all such properties, real, personal and mixed, granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, pledged, set over or confirmed by the Company as aforesaid, or intended so to be, unto Peter Morse and (to the extent of its legal capacity to hold the same for the purposes hereof) to Chemical Bank, as Trustees, and their successors and assigns forever.

         In trust nevertheless, for the same purposes and upon the same terms, trusts and conditions and subject to and with the same provisos and covenants as are set forth in the Mortgage, as heretofore supplemented, this Seventh Supplemental Indenture being supplemental thereto.

         And it is hereby covenanted by the Company that all the terms, conditions, provisos, covenants and provisions contained in the Mortgage, as heretofore supplemented, shall affect and apply to the property herein before described and conveyed and to the estate, rights, obligations and duties of the Company and the Trustees and the beneficiaries of the trust with respect to said property, and to the Trustees and their successors as Trustees of said property, in the same manner and with the same effect as if said property had been owned by the Company at the time of the execution of the Mortgage, and had been specifically and at length described in and conveyed to the Trustees by the Mortgage as part of the property therein stated to be conveyed.

         The Company further covenants and agrees to and with the Trustees and their successors in said trust under the Mortgage as follows:

                                   ARTICLE I.
                           Amendments to the Mortgage.

         SECTION 1. Effective upon the date of this Seventh Supplemental Indenture, the Mortgage shall be amended as follows:

         (A) subdivision (a) of Section 35 of Article VIII of the Mortgage is amended to read as follows--

              (a) That, whenever necessary to avoid or fill a vacancy in the office of the Corporate Trustee, the Company will in the manner provided in Section 102 hereof appoint a Corporate Trustee so that there shall at all times be a Corporate Trustee hereunder which shall at all times be a corporation organized and doing business under the laws of the United States or of any State or Territory or the District of Columbia, with its principal office and place of business within the United States, and with a combined capital and surplus of at least One Hundred Million Dollars ($100,000,000) (unless such trustee is First Bank (N.A.), with its principal office and place of business in Milwaukee, Wisconsin, in which case such trustee shall have a combined capital and surplus of at least Thirty Million Dollars ($30,000,000)), and authorized under such laws to exercise corporate trust powers and subject to supervision or examination by Federal, State, Territorial or District of Columbia authority.

         (B) wherever the Mortgage refers to providing notice in a Daily Newspaper, printed in the English language, and of general circulation in the Borough of Manhattan, The City of New York, such reference is amended to refer to a Daily Newspaper, printed in the English language, and of general circulation in the City of Milwaukee, Wisconsin.

         (C)  subdivision  (a) of Section 82 of Article  XIV and  Section 110 of
Article XIX of the Mortgage are amended by replacing the references therein to "New York" with "Wisconsin".

         (D) Section 108 of Article XIX of the Mortgage is amended by replacing the references therein to "the Borough of Manhattan, The City of New York" with "the City of Milwaukee, Wisconsin".

         SECTION 2. Except to the extent expressly set forth in this Seventh Supplemental Indenture, the Mortgage remains unchanged.

                              ARTICLE II.
         Amendments to the Third, Fifth and Sixth Supplemental
          Indentures and the Terms of the Bonds of the Fourth
                           and Sixth Series.

         SECTION 3. Effective upon the date of this Seventh Supplemental Indenture, the Third Supplemental Indenture, as amended by the Sixth Supplemental Indenture, and the terms of the Bonds of the Fourth Series shall be amended by replacing the references therein to the "office or agency of the Company in the Borough of Manhattan, The City of New York" with the "Office or agency of the Company at the principal office of the Corporate Trustee".

         SECTION 4. Effective upon the date of this Seventh Supplemental Indenture, the Fifth Supplemental Indenture and the terms of the Bonds of the Sixth Series shall be amended by replacing the references therein to the "office or agency of the Company in the Borough of Manhattan, The City of New York" with the "office or agency of the Company at the principal office of the Corporate Trustee".

         SECTION 5. Effective upon the date of this Seventh Supplemental Indenture, the definition of "Business Day" in the Fifth Supplemental Indenture and the Sixth Supplemental Indenture shall be amended by replacing the references therein to "New York City" with "the state of Wisconsin".

         SECTION 6. Except to the extent expressly set forth in this Seventh Supplemental Indenture, the Third Supplemental Indenture, as amended by the Sixth Supplemental Indenture, the Fifth Supplemental Indenture, and the Sixth Supplemental Indenture, and the terms of the Bonds of the Fourth and Sixth Series, remain unchanged.


                             ARTICLE III.
                       Miscellaneous Provisions.

         SECTION 7. Unless otherwise defined herein, the terms defined in the Mortgage, as heretofore supplemented, shall for all purposes of this Seventh Supplemental Indenture have the meanings specified in the Mortgage, as heretofore supplemented.

         SECTION 8. The Trustees hereby accept the trust herein declared, provided and created and agree to perform the same upon the terms and conditions herein and in the Mortgage, as heretofore supplemented, set forth and upon the following terms and conditions.

         The Trustees shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Seventh Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made by the Company solely. In general, each and every term and condition contained in
Article XVII of the Mortgage shall apply to and form part of this Seventh Supplemental Indenture with the same force and effect as if the same were herein set forth in full, with such omissions, variations and insertions, if any, as may be appropriate to make the same conform to the provisions of this Seventh Supplemental Indenture.

         SECTION 9. Subject to the provisions of Article XVI and Article XVII of the Mortgage, whenever in this Seventh Supplemental Indenture any of the parties hereto is named or referred to, this shall be deemed to include the successors or assigns of such party, and all the covenants and agreements in this Seventh Supplemental Indenture contained by or on behalf of the Company or by or on behalf of the Trustees shall bind and inure to the benefit of the respective successors and assigns of such parties whether so expressed or not.

         SECTION 10. Nothing in this Seventh Supplemental Indenture, express or implied, is intended, or shall be construed, to confer upon, or to give to, any person, firm or corporation, other than the parties hereto and the holders of the bonds Outstanding under the Mortgage, any right, remedy or claim under or by reason of this Seventh Supplemental Indenture or any covenant, condition, stipulation, promise or agreement hereof, and all the covenants, conditions, stipulations, promises and agreements of this Seventh Supplemental Indenture contained by or on behalf of the Company shall be for the sole and exclusive benefit of the parties hereto, and of the holders of the bonds and of the coupons Outstanding under the Mortgage.

         SECTION 11. This Seventh Supplemental Indenture may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

         IN WITNESS WHEREOF, Superior Water, Light and Power Company, party hereto of the first part, has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by its President or one of its Vice Presidents, and its corporate seal to be attested by its Secretary or one of its Assistant Secretaries for and on its behalf, and Chemical Bank, one of the parties hereto of the second part, has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by one of its Vice Presidents and its corporate seal to be attested by one of its ___________, and Peter Morse, one of the parties hereto of the second part, has hereunto set his hand and affixed his seal, all as of the day and year first written above.

                                        SUPERIOR WATER, LIGHT AND POWER COMPANY

                                        By:   E.G. McGillis
                                           ------------------------------------
                                              E.G. McGillis, President


Attest:

G.A. Hoffman
--------------------------------
Gary A. Hoffman, Secretary


Executed, sealed and delivered by
Superior Water, Light and Power
Company in the presence of:

Janet A. Blake
--------------------------------

Brenda L. Jahr
--------------------------------


                                           Chemical Bank, as Trustee

                                        By:   P.J. Gilkeson
                                           ------------------------------------
                                              P.J. GILKESON, Vice President

Attest:

L. O'Brien
--------------------------------
L. O'Brien, Assistant Secretary
----------  --------------------


Executed, sealed and delivered by
Chemical Bank in the presence of:

Gregory P. Shea
--------------------------------

P. Morabito
--------------------------------

                                           Peter Morse
                                           ------------------------------------
                                           Peter Morse, as Trustee


Executed, and delivered by
Peter Morse in the presence of:

/s/ Illegible
--------------------------------

/s/ Illegible
--------------------------------

STATE OF WISCONSIN      )
                        )  SS.
COUNTY OF DOUGLAS       )



         Personally came before me this 15th day of November 1994, E. G. McGILLIS, to me known to be the President, and GARY A. HOFFMAN, to me known to be the Secretary of the above-named SUPERIOR WATER, LIGHT AND POWER COMPANY, the corporation described in and which executed the foregoing instrument, and to me personally known to be the persons who as such officers executed the foregoing instrument in the name and behalf of said corporation, who, being by me duly sworn, did depose and say and acknowledge that they are respectively the President and Secretary of said corporation, that the seal affixed to said instrument is the corporate seal of said corporation, and that they signed, sealed and delivered said instrument in the name and on behalf of said corporation by authority of its Board of Directors, and said E. G. MCGILLIS and GARY A. HOFFMAN, then and there acknowledged said instrument to be the free act and deed of said corporation and that such corporation executed the same.

         Given under my hand and notarial seal this 15th day of November, 1994.


                                              Janet A. Blake
                                              ---------------------------------
                                              Notary Public, State of Wisconsin
                                              My Commission expires 2/16/97

STATE OF NEW YORK      )
                       )   SS.
COUNTY OF NEW YORK     )

         Personally came before me this 6th day of January, 1995, P. J. Gilkeson, to me known to be a Vice President, and L. O'Brien, to me known to be a Assistant Secretary, of the above-named Chemical Bank, the corporation described in and which executed the foregoing instrument, and to me personally known to be the persons who as such officers executed the foregoing instrument in the name and behalf of said corporation, who, being by me duly sworn, did depose and say and acknowledge that they are respectively a Vice President and a Assistant Secretary of said corporation, that the seal affixed to said instrument is the corporate seal of said corporation, and that they signed, sealed and delivered said instrument in the name and on behalf of said corporation by authority of its Board of Directors, and said Vice President and Assistant Secretary then and there acknowledged said instrument to be the free act and deed of said corporation and that such corporation executed the same.

         Given under my hand and notarial seal this 6th day of January, 1995.


                                           Annabelle DeLuca
                                           ---------------------------------
                                           Notary Public, State of New York
                                           My Commission:
                                           ANNABELLE DeLUCA
                                           Notary Public, State of New York
                                           NO. 01DE5013759
                                           Qualified in Kings County
                                           Certificate Filed in New York County
                                           Commission Expires July 15, 1995

AUTHENTICATION OF EXECUTION BY PETER MORSE


THIS INSTRUMENT DRAFTED BY:
---------------------------
Attorney William C. Williams
Bell, Metzner, Gierhart & Moore, S. C.
44 East Mifflin Street
P. O. Box 1807
Madison, WI 53701-1807
(608) 257-3764

UNITED KINGDOM OF GREAT BRITIAN     )

CITY OF LONDON          ENGLAND     )  SS.



         On this ninth day of December One thousand nine hundred and ninety-four, personally came before me PETER MORSE, to me known to be the person described in and who executed the foregoing Instrument, and acknowledged that he executed the same.


                                        Richard Graham Rosser

                                        RICHARD GRAHAM ROSSER
                                        NOTARY PUBLIC, LONDON


                                        My commission expires with life

     [SEAL]                             [SEAL]